UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                        September 13, 2012

HMS Income Fund, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:                      (888) 220-6121

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Special Stock Dividend

On September 13, 2012, the board of directors (collectively, the “Board”) of HMS Income Fund, Inc. (the “Company”) declared a special stock dividend of approximately 2.25 shares of the Company’s common stock ($0.001 par value per share) per 100 shares of common stock. The stock dividend was issued on September 14, 2012 to stockholders of record on September 13, 2012. The purpose of this action was to ensure that the Company’s net asset value (“NAV”) per share does not exceed the Company’s current offering price, after deduction of selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended. The Board determined that the Company’s portfolio performance warranted taking this action.

The special stock dividend increased the number of shares outstanding as of September 14, 2012, thereby reducing NAV per share. However, because the stock dividend was issued to all existing stockholders in proportion to their holdings, the reduction in NAV per share as a result of the stock dividend was offset exactly by the increase in the number of shares owned by each investor. As the overall value of an investor’s position is not reduced as a result of the special stock dividend, the Board determined that its payment was not dilutive to existing stockholders. As the stock dividend did not change any stockholder’s proportionate interest in the Company, it is not expected to represent a taxable dividend.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of the Company’s Registration Statement on Form N-2.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated September 13, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

September 13, 2012	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

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